Exhibit 16



                              Smith
                                &
                             Company

    A Professional Corporation of Certified Public Accountants





November 2, 2001

SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549

RE:     Galaxy Specialties, Inc.
        SEC File No.  000-31355


Ladies and Gentlemen:

We were previously principal accountants for Galaxy Specialties, Inc., and on July 25, 2001 we reported on the financial statements of Galaxy Specialties, Inc. as of June 2001 and 2000, and for the two years ended June 30, 2001 and 2000. On October 30, 2001, we were dismissed as principal accountants. We have read Item 4 of the 8-K dated October 30, 2001, for Galaxy Specialties, Inc. and agree with the statement contained therein regarding Smith & Company.


Very truly yours,

Smith & Company



By: /s/ Roger B. Kennard
    ________________________
     Roger B. Kennard





  10 West 100 South, Suite 700 * Salt Lake City, Utah 84101-1554
       Telephone (801) 575-8297 * Facsimile (801) 575-8306